EXHIBIT 11


                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES

                   Computation of Net Income (Loss) Per Share


                                             Three Months Ended July 31,
                                            ----------------------------

                                                1996            1995
                                            ------------    ------------

Net income (loss)                           $    145,444    $   (571,443)
                                            ============    ============

Weighted average number of common
shares outstanding                            29,576,724      28,001,426

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method            --              --
                                            ------------    ------------

Weighted average number of common
shares and common equivalent shares
outstanding                                   29,576,724      28,001,426
                                            ============    ============

Net income per common and dilutive
common equivalent shares                    $       0.00    $      (0.02)
                                            ============    ============



                                              Six Months Ended July 31,
                                            ----------------------------
                                                1996            1995
                                            ------------    ------------


Net income (loss)                           $ 16,598,854    $   (353,701)
                                            ============    ============

Weighted average number of common
shares outstanding                            29,464,430      27,996,730

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method         532,146            --
                                            ------------    ------------

Weighted average number of common
shares and common equivalent shares
outstanding                                   29,996,576      27,996,730
                                            ============    ============

Net income per common and dilutive
common equivalent shares                    $       0.55    $      (0.01)
                                            ============    ============